Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-283977

PROSPECTUS

1,495,472 Shares of Common Stock

This prospectus relates to the offer and resale of up to an aggregate of 1,495,472 shares of common stock, par value $0.00001 per share (“Common Stock”), of Genasys Inc. (the “Company”) by the selling stockholders identified in this prospectus. The Common Stock offered under this prospectus was issued to such selling stockholders pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated September 20, 2023, by and among the Company, Word Systems Operations, LLC, an Indiana limited liability company (“WSI”), and Evertel Technologies, LLC, a Nevada limited liability company (“Evertel”). At the closing of the transactions contemplated by the Purchase Agreement, WSI received 1,495,472 shares of Common Stock in addition to other consideration. On December 16, 2024, WSI distributed the shares of Common Stock to the selling stockholders. The shares of Common Stock registered hereunder represent shares of Common Stock that were issued to the selling stockholders by WSI.

Pursuant to this prospectus the selling stockholders are permitted to offer shares of our Common Stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means as described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

The Company is not offering any shares of our Common Stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our Common Stock by the selling stockholders.

We have paid the fees and expenses incident to the registration of the shares of Common Stock for sale by the selling stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You should read the documents we have referred you to in the “Where You Can Find More Information” and the “Information Incorporated by Reference” sections of this prospectus for information about us and our financial statements.

Investing in our securities involves risks. See the “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement or the documents incorporated herein or therein by reference concerning factors you should consider before investing in our securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “GNSS” On December 19, 2024, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.43 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
DETERMINATION OF OFFERING PRICE	3
SELLING STOCKHOLDERS	3
DESCRIPTION OF CAPITAL STOCK	4
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

When we refer to “Genasys,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Genasys Inc. and its consolidated subsidiaries, unless otherwise specified.

The Genasys name and logo and the names of products and services offered by Genasys are trademarks, registered trademarks, service marks or registered service marks of Genasys. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www. https://genasys.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 13, 2024;

•	our Current Report on Form 8-K filed with the SEC on December 9, 2024; and

•

the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on December 7, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Genasys Inc.

Attn: Corporate Secretary

16262 West Bernardo Drive

San Diego, California 92127

(858) 676-1112

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or that of any document incorporated herein by reference and are subject to a number of risks, uncertainties and assumptions, including those under “Risk Factors” and elsewhere in this prospectus and in the applicable prospectus supplement and the documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of their Common Stock under this prospectus. We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 1,495,472 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. The selling stockholders may sell some, all or none of the shares of Common Stock covered by this prospectus, and they and we make no representation that the shares will be offered for sale.

The selling stockholders acquired the shares of Common Stock offered hereby in connection with the closing of the transaction contemplated by the Purchase Agreement as consideration for ownership interests of Evertel held by WSI prior to the closing of such transaction on October 4, 2023 and the subsequent distribution of such shares by WSI to the selling stockholders.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of December 20, 2024. We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sole, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 44,928,967 shares of Common Stock outstanding as of December 20, 2024.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
Selling stockholders:	Number	Percentage	Hereby	Number	Percentage
Evertel Holdings, LLC	349,372	*	349,372	–	*
Hentschel Family Trust u/a December 10, 2019	290,346	*	290,346	–	*
Richard L. Dilling	290,346	*	290,346	–	*
Springwater Ventures, LLC	290,345	*	290,345	–	*
Christy N. Walchle	96,272	*	96,272	–	*
James F. Halsmer	71,058	*	71,058	–	*
Sandra Lee Barretto Revocable Trust Dated November 12, 2002	38,967	*	38,967	–	*
BSCJ Holdings, LLC	22,922	*	22,922	–	*
Brett B. Millard	22,922	*	22,922	–	*
Michael V. Barretto	11,461	*	11,461	–	*
James W. Hansen	11,461	*	11,461	–	*

(*)	Less than 1% of issued and outstanding shares beneficially owned.

(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our Common Stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, the certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	100,000,000 shares of Common Stock, $0.00001 par value; and

•	5,000,000 shares of preferred stock, $0.00001 par value.

Common Stock

As of December 20, 2024, there were 44,928,967 shares of our Common Stock outstanding.

Voting Rights

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of our Common Stock do not have cumulative voting rights.

Dividend

Subject to the preferences and other rights of any class or series of preferred stock then outstanding, our Board of Directors may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of our stock, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

Liquidation

Subject to the preferences and other rights of any class or series of preferred stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Common Stock shall be entitled, to share, ratably according to the number of shares of Common Stock held by them, in all of our remaining assets available for distribution to its shareholders.

Fully Paid

The issued and outstanding shares of our Common Stock are fully paid and non-assessable. Any additional shares of Common Stock that we may issue in the future will also be fully paid and non-assessable.

Absence of Other Rights

The holders of Common Stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. Stockholders do not have the right of cumulative voting in the election of directors.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Issuer Direct Corporation.

Preferred Stock

Our certificate of incorporation authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix and determine the preferences, limitations and relative rights of each series of preferred stock. The rights of the holders of our Common Stock are subject to the rights and preferences of any series of preferred stock currently outstanding or that we may issue.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law (the “DGCL”), subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholders.

Section 203 of the DGCL defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

Certain provisions in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to discourage certain types of transactions that may involve an actual or threatened change of control.

Blank Check Preferred Stock

Our certificate of incorporation permits us to issue, without any further vote or action by the stockholders, up to five million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

Special Stockholder Meetings

Under our bylaws, only the chairman of our Board, our Chief Executive Officer, a majority of the members of our Board or the holders of shares entitled to cast not less than 10 percent (10%) of the votes at the meeting are able to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Under our bylaws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. Proper notice must be timely, generally between 60 and 90 days prior to the first anniversary of the prior year’s annual meeting, and must include, among other information, the name and address of the stockholder giving the notice, certain information regarding such stockholder’s beneficial ownership of our securities and any derivative instruments or other agreements the value of or return on which is based on or linked to the value of or return on our securities as of the date of the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director, including any arrangements or understandings between the nominating stockholder and the nominee, in the case of a director nomination, a representation that such stockholder is a holder of record of our Common Stock as of the date of the notice and a brief description of any other business such stockholder proposes to bring before the meeting and the reason for conducting such business, and, if such stockholder intends to solicit proxies, a representation to that effect.

Among other things, our certificate of incorporation and restated bylaws provide that:

•

subject to the rights of the holders of any class or series of preferred stock then outstanding, our directors may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares then entitled to vote at an election of directors voting together as a single class, unless otherwise specified by law or by the certificate of incorporation;

•

any vacancy on our board of directors, except resulting from an increase in the number of directors, may only be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders;

•

special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer, our board of directors or the holders of shares entitled to cast not less than 10% of the votes at the meeting;

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

Our certificate of incorporation also provides that no director or officer of our company shall be personally liable for any monetary damages in connection with actions, suits or proceedings against such individuals in their role as a director or officer, except for (i) claims initiated by the officer or director (unless specifically approved by our board of directors), (ii) claims by the officer or director to enforce or interpret the certificate of incorporation not made in good faith, (iii) insured claims, and claims made under Section 16(b) of the Exchange Act. Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our certificate of incorporation further provides that no amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which Common Stock may from time to time be traded on Nasdaq, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell the Common Stock short and deliver the Common Stock to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell the Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

Selling stockholders may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, the Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale of the Common Stock by the selling stockholders.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

Dentons Durham Jones Pinegar P.C., St. George, Utah, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Genasys Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2024 and 2023 and for each of the years in the two-year period ended September 30, 2024 incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2024 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.